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                                   IBT BANCORP

                              RETIREMENT BONUS PLAN

                                                                 January 1, 2007

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                                TABLE OF CONTENTS

SECTION 1.   PURPOSE..................................................        3
SECTION 2.   DEFINITIONS..............................................        3
SECTION 3.   PARTICIPATION/ESTABLISHMENT OF ACCOUNTS..................        5
SECTION 4.   ALLOCATIONS TO ACCOUNT...................................        5
SECTION 5.   VESTING..................................................        6
SECTION 6.   COMMENCEMENT OF DISTRIBUTION.............................        6
SECTION 7.   MANNER AND FORM OF DISTRIBUTION..........................        8
SECTION 8.   CONDITIONS...............................................        8
SECTION 9.   DEATH BENEFIT............................................        9
SECTION 10.  UNSECURED UNFUNDED PLAN..................................        9
SECTION 11.  PLAN AMENDMENT AND TERMINATION...........................       10
SECTION 12.  EXPENSES AND TAXES.......................................       10
SECTION 13.  NONASSIGNABILITY.........................................       10
SECTION 14.  EMPLOYMENT STATUS........................................       11
SECTION 15.  ADMINISTRATION...........................................       11
SECTION 16.  CLAIMS PROCEDURE.........................................       12
SECTION 17.  BINDING EFFECT...........................................       13
SECTION 18.  INCOMPETENCY.............................................       14
SECTION 19.  SEVERABILITY.............................................       14
SECTION 20.  CONSTRUCTION.............................................       14

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                                   IBT BANCORP

                              RETIREMENT BONUS PLAN

      IBT Bancorp, Inc. ("IBT") wants to establish a nonqualified plan of deferred compensation benefits for its eligible employees. The Plan is intended to postpone taxation of such deferred compensation benefits until those benefits are paid to the employees as provided in the Plan. The provisions of this Plan shall be effective on and after January 1, 2007.

SECTION 1. PURPOSE.

      The Plan is intended to provide eligible employees with additional compensation, payable as set forth in the Plan, in order to reward the individuals who contribute to the success of Company.

SECTION 2. DEFINITIONS.

      The following words and phrases shall, when used in this Plan, have the meanings set forth below unless their context clearly indicates otherwise:

      2.01 ADMINISTRATOR OR PLAN ADMINISTRATOR means IBT which may, from time to time in its sole discretion, appoint a person or persons to assist in the administration of the Plan.

      2.02 ALLOCATION DATE means March 31, June 30, September 30 or December 31 of each Plan Year.

      2.03 BOARD OF DIRECTORS means Company's governing body according to law and Company's governing documents.

      2.04 CHANGE OF CONTROL means a sale which results in a change in the ownership of Company, a change in the effective control of Company, or a change in the ownership of a substantial portion of Company's assets. The change shall not be deemed a "Change of Control" for purposes of this Plan unless the change (whether made in a single transaction or in successive multiple transactions) effectively transfers the controlling interest of Company to an unrelated third party(ies) (as defined under the attribution rules of Code Sections 318 and 414) and said change results in the unrelated third party(ies) owning more than fifty percent (50%) of the fair market value or the total voting power of the stock of Company. In addition to the foregoing, the Change of Control must satisfy the provisions of Q & A-11 through 14 of IRS Notice 2005-1 and IRS Prop. Reg. 1.409A-3(g)(5) and subsequent guidance.

      2.05 CODE means the Internal Revenue Code of 1986, as amended.

      2.06 COMMITTEE OR ADMINISTRATIVE COMMITTEE means the committee described in Section 15.

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      2.07 COMPANY means IBT Bancorp, Inc. and Isabella Bank and Trust or their respective successor or successors.

      2.08 DEFERRED COMPENSATION ACCOUNT OR ACCOUNT means the bookkeeping account maintained on behalf of Participant to record Company contributions made pursuant to Section 4.01.

      2.09 DISABILITY means Participant is:

            (a) unable to engage in any substantial gainful activity by reason of any medically determinable or physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

            (b) by reason of any medically determinable or physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of Company.

      2.10 EARLY RETIREMENT AGE means Participant's attainment of age 55.

      2.11 EFFECTIVE DATE means January 1, 2007, the date on which the provisions of this Plan become effective.

      2.12 EMPLOYEE means an individual who is employed by Company on January 1, 2007, and who is a participant in Company's frozen Executive Supplemental Income Agreement, provided the individual is an officer of Company and has completed at least ten (10) years of service with Company as of December 31, 2006. Company has sole and exclusive discretion to add new Participants to the Plan by authorizing such participation pursuant to action of Company's Board of Directors.

      2.13 JUST CAUSE means that Company has determined in its sole and exclusive discretion that Participant has engaged in theft, fraud, embezzlement or willful misconduct. In the event Participant is discharged for Just Cause, Participant agrees to consent to the revocation of the benefit payable under the Plan. In the event of such revocation, this Plan shall be null and void with respect to the affected Participant, and the Participant shall not have a claim under the Plan against Company.

      2.14 NORMAL RETIREMENT AGE means Participant's attainment of age 65.

      2.15 PARTICIPANT means an Employee who participates in the Plan.

      2.16 PLAN means the IBT Bancorp Retirement Bonus Plan, as amended from time to time.

      2.17 PLAN YEAR means the consecutive 12-month period beginning on January 1 and ending on December 31.

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      2.18 RETIREMENT means, with respect to a Participant, separation from service with Company for any reason on or after the attainment of Early Retirement Age; provided, however, with respect to a Participant who is entitled to a distribution on account of Participant's Disability or Separation From Service, Retirement means the later of attainment of Early Retirement Age or Participant's actual separation date.

      2.19 SEPARATION FROM SERVICE means Participant's severance of service with Company either voluntarily or involuntarily without Just Cause, following a Change of Control.

SECTION 3. PARTICIPATION/ESTABLISHMENT OF ACCOUNTS.

      3.01 INITIAL PARTICIPATION. Any individual who is an eligible Employee on the Effective Date shall commence participation in the Plan on January 1, 2007.

      3.02 SUBSEQUENT PARTICIPATION. Any individual who becomes eligible to participate in the Plan after the Effective Date shall commence participation in the Plan on the date the Committee determines, in its sole discretion.

      3.03 ACCOUNTS. Company agrees to create a Deferred Compensation Account to be maintained on the books of Company in the name of each Participant, as described in Section 4 below.

SECTION 4. ALLOCATIONS TO ACCOUNT.

      4.01 COMPANY CONTRIBUTIONS. Each Participant shall have an initial amount credited to his Deferred Compensation Account on January 1, 2007. Subsequent amounts shall be credited to Participant's Deferred Compensation Account on each Allocation Date thereafter. The amount of the initial allocation and Participant's annual allocation shall be determined pursuant to a payment schedule adopted in the sole and exclusive discretion of the Board of Directors, as set forth in the Addendum to this Plan, as amended from time to time. Following the initial allocation, one-fourth (1/4) of each annual allocation shall be credited to Participant's Deferred Compensation Account on the applicable Allocation Date, provided Participant is employed by Company on the Allocation Date.

      4.02 EARNINGS ALLOCATION. Subject to Section 10, amounts credited to Participant's Deferred Compensation Account shall be adjusted on each Allocation Date for earnings or losses as described in this Section 4.02. Such adjustments shall continue quarterly until the date when all benefits payable under the Plan have been distributed to Participant.

            (a) If Company invests the amounts credited to Participant's Deferred Compensation Account, the income (or loss) shall be based on the actual rate of return on a predetermined actual investment selected by Company as described in this Section 4.02(a). Before the beginning of each Plan Year, Company may designate a specific investment on which the following year's increase or decrease (and each subsequent year's increase or decrease) will be based. Company may change investments; however, any such change in the investment and

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the related rate of return shall be applied on a prospective basis only.
Accordingly, the quarterly adjustment to Participant's Deferred Compensation Account shall be based on the actual return of the predetermined investments specified for the period.

            (b) If Company does not invest the amounts credited, the income (or loss) allocated to Participant's Deferred Compensation Account shall be the mid-term applicable federal rate (as defined in Code Section 1274(d)) for January 1 of the calendar year in which the income is credited, such interest to be compounded annually.

            Company does not guarantee the preservation of the principal amount credited to Participant's Account or a minimum rate of return on any such investments.

SECTION 5. VESTING.

      Subject to satisfying the distribution events set forth in Section 6 below, Participant's interest in his Deferred Compensation Account shall be 100% vested and nonforfeitable upon the first to occur of Participant's Retirement, Separation From Service or experiencing a Disability. Notwithstanding the provisions of Section 4.01, in the event of Participant's Separation From Service or Disability, Participant's interest in his Deferred Compensation Account balance shall be the amount he would have received at Early Retirement Age had he continued to participate in the Plan and retired upon reaching Early Retirement Age; provided, however, if the Participant elects a delayed distribution date (not to exceed the Participant's attainment of Normal Retirement Age), in accordance with Section 6.02, Participant's vested interest in his Deferred Compensation Account shall be the amount he would have received on the delayed distribution date had he continued to participate in the Plan and retired on the delayed distribution date.

SECTION 6. COMMENCEMENT OF DISTRIBUTION.

      6.01 DISTRIBUTION DATES. The form and manner in which distributions will be made from the Plan shall be determined in accordance with Section 7 below. No amount standing from time to time to the credit of Participant in his Deferred Compensation Account shall be assignable or alienable by Participant, nor may any such payment be used as collateral or in any other fashion by Participant prior to payment by Company. Subject to Section 6.03 below, no amount standing from time to time to the credit of Participant in his Deferred Compensation Account shall be payable to Participant until Participant's Retirement.

      6.02 TIME OF DISTRIBUTION. When the amounts credited to Participant's Deferred Compensation Account become payable pursuant to Section 6.01 above, distribution of such benefit shall begin on the first day of the sixth month following the first Allocation Date immediately following the earliest distribution date, or as soon as administratively practicable thereafter.

            Notwithstanding the foregoing, Participant may elect a delayed distribution date. The delayed distribution date may be a specific future date or the attainment of a specified age by the Participant (not to exceed the Participant's attainment of age 75), so long as the delayed distribution date is:

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            (a) requested at least twelve (12) months prior to the earliest distribution date;

            (b) the election does not take effect until at least twelve (12) months after the date on which the election is made; and

            (c) the payment is postponed for a period of not less than five (5) years from the date the payment would otherwise have been made.

      6.03 ACCELERATING THE TIME OF PAYMENT. Notwithstanding the distribution dates set forth in Section 6.01 above, an early distribution may be made as soon as administratively possible in accordance with IRS Prop. Reg. 1.409A-3(h)(2) and subsequent guidance following the occurrence of any of the following events :

            (a) to fulfill the requirements of a domestic relations order;

            (b) as necessary to comply with a certificate of divestiture as defined in Code Section 1043(b)(2);

            (c) to make payment of certain employment and/or income taxes;

            (d) de minimis cashout amounts not exceeding $10,000; or

            (e) certain arrangement terminations of the Plan as described in
Section 11 below.

      6.04 DELAYING PAYMENTS UNDER CERTAIN CIRCUMSTANCES. A payment may be delayed in accordance with IRS Prop. Reg. 1.409A-2(b)(5) (and such other guidance published after the Effective Date) under the following circumstances as described in the Regulation:

            (a) Payments subject to Code Section 162(m) where the Company reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m).

            (b) Payments that would violate a loan covenant or similar contractual requirement of the Company, where such violation would cause material harm to the Company and the Company entered into the agreement or covenant for legitimate business reasons and not to avoid restrictions under Code Section 409A;

            (c) Payments that would violate Federal securities laws or other applicable laws; or

            (d) Such other events and conditions as permitted by applicable law.

            Any missed or delayed payments (and the related earnings) shall be made to Participant's Deferred Compensation Account at the earliest date on which Company reasonably

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anticipates that the payment will not cause the harm to be avoided by the application of this Section 6.04.

SECTION 7. MANNER AND FORM OF DISTRIBUTION.

      7.01 MANNER OF PAYMENT. Upon the occurrence of a distribution event set forth in Section 6, Participant shall receive payment in cash of the balance in his Deferred Compensation Account maintained with Company, if any, remaining after the last Allocation Date occurring in the calendar year of the distribution event, but after the date of the distribution event.

      7.02 FORM OF PAYMENT. Participant's benefit payable from his Deferred Compensation Account shall be distributed in a single cash lump sum, unless an election is made to change the form of payment to a joint and 100% survivor annuity payment by submitting an election form to the Committee in accordance with the following terms and conditions:

            (a) the election is requested at least twelve (12) months prior to the earliest distribution date;

            (b) the election shall not take effect until at least twelve (12) months after the date on which the election is made; and

            (c) the first benefit payment shall be delayed at least five (5) years from Participant's originally scheduled benefit commencement date described in Section 6.01.

            Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the form of benefit payment under this Section
7.02 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to Treasury guidance or Regulations issued after the Effective Date. Accordingly, if a Participant's subsequent benefit distribution election would result in the changing of the length of the benefit payment period (e.g., Participant elects to change an existing distribution election from an annuity payment to a lump sum payment) and the Committee determines such election to be inconsistent with Code Section 409A or other applicable tax law, the election shall not be effective.

SECTION 8. CONDITIONS.

            (a) Normal Employment. The payment of benefits under this Plan to Participant is conditioned upon Participant's continuous employment (periods of temporary disability and authorized leaves of absence shall be considered as periods of employment) with Company from the date of execution of this Plan until the date Participant reaches Retirement. Payment is further conditioned upon Participant's compliance with the terms of this Plan so long as Participant lives and payments are due under the terms of this Plan. However, in the event of a Change of Control, continuous employment of Participant shall be required only until the date of Participant's voluntary termination or discharge without Just Cause.

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            (b) Service. Payment of benefits is also conditioned upon
Participant rendering such reasonable business consulting and advisory services as Company's Board of Directors may call upon Participant to provide, for a period from Participant's Early or Normal Retirement Age (whichever is applicable) until Participant's death, or until prior Disability.

                  (1) It is understood that such services shall not require Participant to be active in Company's day-to-day activities, and that Participant shall perform services as requested by management.

                  (2) It is further understood that Participant shall be compensated for such services in an amount to the then agreed upon, and shall be reimbursed for all expenses incurred in performing such services.

            (c) Noncompetition. Payment of benefits is further conditioned upon Participant not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with Company, or any affiliate of Company (as defined in Rule 144 under the Securities Act of 1933, as amended), nor engaging in any activity involving substantial competition with Company or any affiliate, during employment with Company or any affiliate, after retirement from Company or any affiliate, or after prior Disability while receiving benefits under this Plan. In the event of violation of this provision, all future payments (if any) shall be cancelled and discontinued. The Board of Directors may waive these conditions.

SECTION 9. DEATH BENEFIT.

      No death benefit shall be payable under the Plan; however, if Participant has elected a joint and 100% survivor annuity form of payment, then a death benefit shall be payable to the Participant's beneficiary as provided under the annuity.

SECTION 10. UNSECURED UNFUNDED PLAN.

      Participant's Deferred Compensation Account shall be a bookkeeping account only, and Company shall not be required in any way to fund the Account. Company shall have no obligation to set aside, earmark, or entrust any fund, policy or money with which to pay its obligation under this Plan. Participant, or any successor in interest, shall be and remain a general creditor of Company with respect to amounts deferred under this Plan in the same manner as any other unsecured creditor who has a general claim for an unpaid liability. Company shall be the sole owner and beneficiary of any assets acquired for its general account under this Plan. Company shall not make any loans or extend credit to Participant, or any successor in interest, which shall be offset by benefits payable under this Plan.

      Notwithstanding the foregoing, Company may enter into a trust agreement ("Trust Agreement"), whereby Company may agree to contribute to a trust ("Trust") sums for the purpose of accumulating assets to fund benefit payments to Participants under the Plan. Company may contribute amounts to the Trust from time to time as determined by the Board of Directors of Company. Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Revenue Procedure 92-64, or any subsequent Internal Revenue

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Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of Company in the event of insolvency.

SECTION 11. PLAN AMENDMENT AND TERMINATION.

      Company may amend or terminate the Plan by action of its Board of Directors at any time in its sole discretion without the consent of Participant. No amendment or termination shall adversely affect the benefit to which Participant is entitled under the Plan prior to the date of such amendment or termination. In the event of Plan termination, all amounts credited to Participant's Deferred Compensation Account shall be paid after said Plan termination to Participant at the time and in the form set forth in Sections 6 and 7 above.

      Notwithstanding the foregoing termination distribution provisions, in the event Company entirely terminates all account balance deferred compensation plans that would be aggregated with this Plan under IRS Prop. Reg. 1.409A-1(c) and subsequent guidance, with respect to all plan participants, all amounts payable under this Plan on account of the termination shall be distributed in accordance with IRS Prop. Reg. 1.409A(h)(2)(viii)(c) (and such other Treasury guidance or Regulations issued after the Effective Date) not less than twelve
(12) months and not more than twenty-four (24) months following the termination date. Furthermore, Company shall not establish or adopt any new arrangement that would be aggregated under Prop. Reg. 1.409A-1(c) with this Plan for a period of five (5) years following the termination date. In addition, to the extent permissible under Code Section 409A and other applicable tax law, including but not limited to Notice 2005-1 and such other Treasury guidance or Regulations issued after the Effective Date, following a Change of Control Company shall be permitted to (i) terminate the Plan by action of its Board of Directors, and
(ii) distribute the vested Account balances to Participants in a lump sum no later than twelve (12) months after the date of the Change of Control.

SECTION 12. EXPENSES AND TAXES.

      Company shall pay all costs, charges and expenses relating to the establishment and operation of the Plan. However, all taxes, with the exception of Company's portion of social security and medicare taxes, shall be the responsibility of Participant.

SECTION 13. NONASSIGNABILITY.

      The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered or subject to any charge or legal process, and if any attempt is made to do so, or if a person eligible for any benefits becomes bankrupt, the interests under the Plan of the person affected may be terminated by the Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more dependents of such person or make any other disposition of such benefits that it deems appropriate.

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SECTION 14. EMPLOYMENT STATUS.

      The Plan does not, and will not, give any Participant the right to continue as an Employee of Company, nor will the Plan confer any right to any benefit under the Plan unless such right has specifically accrued under the terms of the Plan.

SECTION 15. ADMINISTRATION.

      The Board of Directors shall appoint an impartial Administrative Committee consisting of individuals who are not participants in the Plan. The Administrative Committee shall have the sole and exclusive discretionary authority to construe and interpret the terms and provisions of this Plan, make factual determinations and decide all questions of eligibility and the amount and time of any benefit payment. Benefits under the Plan shall be paid only if the Committee decides in its discretion that the Participant is entitled to them and all interpretations of the Committee shall be final and binding on all persons. No member of the Administrative Committee shall, in any event, be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith. In no event, however, shall the provisions of Section 10 or any other provisions in this Plan prevent Participant from seeking legal recourse for any claim he may have under this Plan.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable. It may delegate such ministerial functions as necessary for the operation of the Plan to its agents, including, but not limited to:

            (a) maintenance of rules determining eligibility for participation and benefits;

            (b) maintenance of records and bookkeeping, including but not limited to the amount payable by Company to Participants;

            (c) calculation and payment of benefits;

            (d) making recommendations to the Administrator with respect to Plan administration; and

            (e) establishing and carrying out a funding policy and method consistent with the objectives of the Plan.

      The Committee's interpretations and determinations shall be final and binding on all persons and parties concerned. The Committee may make such provision to withhold any taxes which it is required to withhold from any applicable benefit payment. Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such payment.

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SECTION 16. CLAIMS PROCEDURE.

      16.01 PRESENTATION OF CLAIM. Any Participant (such Participant being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

      16.02 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

            (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

            (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

                  (iv) an explanation of the claim review procedure set forth in
Section 16.03 below; and

                  (v) a statement of the Claimant's right to bring a civil action following an adverse benefit determination on review.

      16.03 REVIEW OF A DENIED CLAIM. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

            (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

            (b) may submit written comments or other documents; and/or

            (c) may request a hearing, which the Committee, in its sole discretion, may grant.

      16.04 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant's written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

            (a) specific reasons for the decision;

            (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

            (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and

            (d) a statement of the Claimant's right to bring a civil action following a final adverse decision.

      16.05 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Section 16 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

SECTION 17. BINDING EFFECT.

      This Plan shall be binding upon and inure to the benefit of the parties to the Plan and upon the successors and assigns of Company, and upon the heirs and legal representatives of Participant.

SECTION 18. INCOMPETENCY.

      If Company shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, a committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or a custodian, or to any person deemed by Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as Company may determine. Any such payment shall be a complete discharge of the liabilities of Company under this Plan.

SECTION 19. SEVERABILITY.

      In the event that any of the provisions of this Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

SECTION 20. CONSTRUCTION.

      This Plan shall be construed under the laws of the State of Michigan and Code Section 409A and the Treasury guidance and Regulations promulgated thereunder. The invalidity or unenforceability of any one or more provision of the Plan shall not affect the validity or enforceability of the Plan, which shall remain in full force and effect to the extent permitted by law.

      If any provisions of this Plan shall be held illegal or invalid for any reason, said legality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if said illegal and invalid provision had not been included in the Plan.

                                            IBT BANCORP, INC.

Dated: December _____, 2006                 By: ________________________________
                                                  Dennis P. Angner, President

                                            ISABELLA BANK AND TRUST

Dated: December _____, 2006                 By: ________________________________